                    Freedom Chemical Company and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges
                      (Dollars in thousands, except ratio)


                                                                              Nine months ended
                                                 Years Ended December 31,      September 30,
                                   ------------------------------------------------------------
                                      1992      1993      1994      1995       1995      1996
                                   -------------------------------------------------------------
Income (loss) before taxes           ($347)  ($1,261)  $ 6,320  ($20,873)  ($10,289)  $   731
                                   -------------------------------------------------------------
Interest and debt expense              531     1,556     6,682    13,805     10,334    10,339
Minority interest                      144       251       284       247        187       195
Capitalized interest                    --        --        --       168        168        --
One third of rental expense             52       106       323       794        677       742
                                   -------------------------------------------------------------
Total fixed charges                    727     1,913     7,289    15,014     11,366    11,276
                                   -------------------------------------------------------------
Distributions from joint ventures       --        --        --        --         --        41
Capitalized interest                    --        --        --      (168)      (168)       --
                                   -------------------------------------------------------------
  Sub-total                           $380    $  652   $13,609  ($ 6,027)   $   909   $12,048
                                   -------------------------------------------------------------
Ratio of earnings to fixed charges     0.5       0.3       1.9      (0.4)       0.1       1.1
                                   =============================================================
Surplus (deficiency) of earnings     ($347)  ($1,261)  $ 6,320  ($21,041)  ($10,457)  $ 5,752
                                   =============================================================
Rental expense                        $156    $  318   $   970   $ 2,383    $ 2,031   $ 2,226
                                   =============================================================